Exhibit 99.1

BMHC ANNOUNCES FOURTH QUARTER 2007 FINANCIAL RESULTS

SAN FRANCISCO (March 6, 2008) - Building Materials Holding Corporation (NYSE: BLG), a leading provider of building materials and construction services to professional residential builders and contractors, today reported sales for the fourth quarter of 2007 decreased 30% to $419 million from $597 million in the same quarter a year ago. For the year, sales decreased 29% to $2.3 billion from $3.2 billion in 2006.

Net loss for the fourth quarter of 2007 was $331.3 million or $11.44 per share compared to net income of $4.5 million or $0.15 per share in the same quarter a year ago.

Our operating results in the fourth quarter included:
•
an impairment of $337.1 million or $10.82 per share for goodwill and certain customer relationships principally at our construction services operations. Related income tax benefits for the impairment were limited to $23.6 million given the uncertainty of the depth and duration of the housing industry contraction.

•	income from discontinued operations of $10.3 million or $0.35 per share principally from the sale of remaining real estate in Aspen, Colorado.

Excluding impairments and discontinued operations, net loss was $28.1 million or $0.97 per share for the quarter compared to net income of $3.5 million or $0.12 per share in the same quarter a year ago.

Net loss for the year was $312.7 million or $10.86 per share compared to net income of $102.1 million or $3.45 per share in 2006. Excluding impairments and discontinued operations, net loss was $13.8 million or $0.48 per share compared to net income of $99.1 million or $3.35 per share in 2006.

Commenting on fourth quarter results, Robert E. Mellor, Chairman and Chief Executive Officer, stated, “Homebuilding market conditions significantly deteriorated during the fourth quarter and continued to impact our operating results. New home construction slowed dramatically on a national basis as the macroeconomic environment remained challenging with elevated inventory levels of unsold homes, low buyer demand, and the continued mortgage crisis. Despite these difficult market conditions, the distribution side of our business continued to gain market share, thereby partially offsetting the overall decline of our business. Entering 2008, homebuilding industry forecasts remain weak. Our focus will remain on managing costs, generating cash, strengthening the balance sheet and structuring for profitability.”

Two major programs are now underway to realign our business in these challenging times. First, we are consolidating and streamlining operations in both BMC West and SelectBuild. As part of this effort, on February 19, 2008, the Company named Stanley Wilson as President and Chief Operating Officer of BMHC. Mr. Wilson now oversees the operations of both BMC West and SelectBuild. All of the Company’s operations are under review and specific market realignment plans are being prepared for execution in the coming weeks and months. We are proceeding quickly to close unnecessary facilities and eliminate unneeded assets.

Second, we are combining SelectBuild back-office functions with existing BMC West support operations. We continue to focus on reducing SG&A expenses and have identified additional positions that will be eliminated as the Company proceeds to fully centralize its key administrative support operations.

Mellor commented, “In the face of these continuing challenging market conditions, we are taking aggressive steps to manage our business for the future benefit of our shareholders, customers and employees. We continue to be focused on realigning our business including flattening SelectBuild’s management structure as well as accelerated centralization and integration of SelectBuild. Although there is still much work to be done, we believe that we are taking the necessary and right steps to withstand the industry downturn and position BMHC for the future.

Segment Financial Performance

BMC West Segment Operating Results

(thousands)

	Three Months Ended December 31%			Twelve Months Ended December 31%
	2007	2006	Change	2007	2006	Change
Sales	$249,672	$303,197	(18)%	$1,177,711	$1,471,453	(20)%

Income from continuing operations	$1,434	$20,266	(93)%	$64,653	$119,737	(46)%

For the quarter, BMC West sales decreased 18% to $250 million from $303 million in the same quarter a year ago. For the year, sales decreased 20% to $1.2 billion from $1.5 billion in 2006. Lower sales volume was pervasive across all our regions and consistent with declining home construction across the country. Single-family permits in our markets were down 34% for the quarter and 29% for the year.

Operating results for the quarter included an impairment of $6.7 million for goodwill at our Colorado operations. Excluding this impairment, income from continuing operations decreased 60% to $8.1 million from $20.3 million a year ago. For the year, income from continuing operations excluding impairment decreased 40% to $71.3 million from $119.7 million in 2006. Although gross margins were comparable for the periods, income from continuing operations declined due to lower sales volume partially offset by lower selling, general and administrative expenses.

SelectBuild Segment Operating Results

(thousands)

	Three Months Ended December 31%			Twelve Months Ended December 31%
	2007	2006	Change	2007	2006	Change
Sales	$169,486	$293,571	(42)%	$1,107,260	$1,731,814	(36)%

(Loss) income from operations	$(356,975)	$18,325	n/m	$(335,279)	$148,416	n/m

For the quarter, SelectBuild sales decreased 42% to $169 million from $294 million in the same quarter a year ago. For the year, sales decreased 36% to $1.1 billion from $1.7 billion in 2006. Weakening demand for construction services led to sharply lower single-family building permits and contract starts throughout all our regions.

Operating results for the quarter included an impairment of $330.4 million for goodwill and certain customer relationships in our markets. Excluding this impairment, loss from operations was $26.6 million compared to income of $18.3 million in the same quarter a year ago. For the year, loss from operations excluding impairment was $4.9 million compared to income of $148.4 million in 2006. The loss from operations was due to a sharp decline in sales and lower gross margins from competitive bidding on construction contracts.

Corporate

(thousands)

	Three Months Ended December 31%			Twelve Months Ended December 31%
	2007	2006	Change	2007	2006	Change
Corporate general and administrative	$14,018	$25,703	(45)%	$51,697	$75,484	(32)%

Corporate represents expenses to support the operations of our business segments, BMC West and SelectBuild. These expenses were $11.7 million less than the same quarter a year ago and $23.8 million less than 2006. Corporate expenses decreased due to lower compensation, including incentives.

The effective income tax rate was 8.0% for the quarter and 6.2% for the year. The income tax benefit related to the impairments was limited to $23.6 million. To the extent taxable income is generated in future periods, these tax benefits will be realized and reduce our future effective tax rate.

Management Commentary
Management will review the quarter and year in a recorded message. The recording will be available by telephone beginning March 6th at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) through Thursday, March 13, 2008. Dial 888-286-8010 (Domestic) or 617-801-6888 (International) and enter pass code 24173239. The recording can also be accessed through BMHC's website at www.bmhc.com.

About BMHC
BMHC, a Fortune 1000 company, is one of the largest providers of residential construction services and building materials in the United States. We serve the homebuilding industry through two subsidiaries: SelectBuild provides construction services to high-volume production homebuilders in key growth markets across the country; BMC West distributes building materials and manufactures building components for professional builders and contractors in the western and southern states. To learn more about BMHC, visit our website at www.bmhc.com.

BUSINESS RISKS AND FORWARD-LOOKING STATEMENTS
There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results. Additional information regarding business risks and uncertainties is contained in Item 1A of our most recent Form 10-K. These risks and uncertainties may include, but are not limited to:
•
demand for and supply of single-family homes which is influenced by changes in the overall condition of the U.S. economy, including interest rates, job formation, consumer confidence and other important factors;

•	our business model;
•	our ability to implement and maintain cost structures that align with revenue trends;
•	compliance with credit facility covenants in an uncertain housing market;
•	changes in the business models of our customers may limit our ability to provide building products and construction services required by our customers;
•	the integration of acquired businesses may not result in anticipated cost savings and revenue synergies being fully realized or may take longer to realize than expected;
•	losses of and changes in customers;
•	availability of and our ability to attract, train and retain qualified individuals;
•	fluctuations in our costs and availability of sourcing channels for commodity wood products, concrete, steel and other building materials;
•	intense competition;
•	weather conditions, including natural catastrophic events;
•	exposure to construction defect and product liability claims as well as other legal proceedings;
•	disruptions in our information systems;
•	actual and perceived vulnerabilities as a result of terrorist activities and armed conflict;
•	costs and/or restrictions associated with federal, state and other regulations; and
•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Risks related to our shares may include, however are not limited to:
•	price for our shares may fluctuate significantly; and
•	anti-takeover defenses and certain provisions could prevent an acquisition of our company or limit share price.

Certain statements made in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements. While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that could cause our actual results to differ materially from those in forward-looking statements. These factors include, but are not limited to the risks and uncertainties cited in the above paragraphs. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of this news release. We undertake no obligation to update forward-looking statements.

For More Information Investor Contacts:
•	Bill Smartt, Senior Vice President and Chief Financial Officer, BMHC
•	Mark Kailer, Vice President, Treasurer and Investor Relations Officer, BMHC +1.415.627.9100

•	Lisa Laukkanen, The Blueshirt Group for BMHC +1.415.217.4967 lisa@blueshirtgroup.com

(Tables Follow)

Building Materials Holding Corporation
Consolidated Statements of Operations
(thousands, except per share data)
(unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
	2007	2006	2007	2006
Sales
Building products	$212,206	$266,270	$1,001,284	$1,277,190
Construction services	206,952	330,498	1,283,687	1,926,077
Total sales	419,158	596,768	2,284,971	3,203,267

Costs and operating expenses
Cost of goods sold
Building products	153,269	192,632	725,847	929,800
Construction services	189,225	272,355	1,116,684	1,586,383
Impairment of assets	337,074	—	337,074	2,237
Selling, general and administrative expenses	105,413	119,148	438,142	496,459
Other expense (income), net	3,736	(255)	(10,453)	(4,281)
Total costs and operating expenses	788,717	583,880	2,607,294	3,010,598

(Loss) income from operations	(369,559)	12,888	(322,323)	192,669

Interest expense	7,330	8,461	33,800	29,082
(Loss) income from continuing operations before income taxes and minority interests	(376,889)	4,427	(356,123)	163,587

Income tax benefit (expense)	35,362	77	29,688	(54,991)
Minority interests income, net of income taxes	(63)	(1,021)	(853)	(9,493)
(Loss) income from continuing operations	(341,590)	3,483	(327,288)	99,103

Income from discontinued operations prior to sale	334	1,593	3,554	4,786
Gain on sale of discontinued operations	16,307	—	20,029	—
Income taxes	(6,383)	(594)	(9,008)	(1,815)
Income from discontinued operations	10,258	999	14,575	2,971

Net (loss) income	$(331,332)	$4,482	$(312,713)	$102,074

Net (loss) income per share:
Continuing operations	$(11.79)	$0.12	$(11.36)	$3.47
Discontinued operations	0.35	0.04	0.50	0.10
Basic	$(11.44)	$0.16	$(10.86)	$3.57

Continuing operations	$(11.79)	$0.12	$(11.36)	$3.35
Discontinued operations	0.35	0.03	0.50	0.10
Diluted	$(11.44)	$0.15	$(10.86)	$3.45

Building Materials Holding Corporation
Consolidated Balance Sheets
(thousands, except per share data)
(unaudited)

	Year Ended December 31			Year Ended December 31
	2007	2006		2007	2006
Assets			Liabilities, Minority Interests and Shareholders’ Equity
Cash and cash equivalents	$60,587	$74,272
Marketable securities	1,872	4,337	Accounts payable	$77,024	$109,129
Receivables, net of allowances			Accrued compensation	32,016	48,180
of $5,561 and $4,487	209,355	276,497	Insurance deductible reserves	28,488	24,931
Inventory	116,836	141,457	Other accrued liabilities	29,504	103,145
Unbilled receivables	39,917	43,527	Billings in excess of costs and estimated
Deferred income taxes	11,470	8,914	earnings	23,779	27,622
Prepaid expenses and other	18,877	11,153	Current portion of long-term debt	4,923	8,143
Assets of discontinued operations	—	6,254	Liabilities of discontinued operations	—	2,461
Current assets	458,914	566,411	Current liabilities	195,734	323,611

Property and equipment			Deferred income taxes	—	9,138
Land	62,737	61,217	Insurance deductible reserves	27,898	25,841
Buildings and improvements	138,630	136,659	Long-term debt	344,376	349,161
Equipment	192,653	186,956	Other long-term liabilities	44,503	41,390
Construction in progress	16,215	8,579
Accumulated depreciation	(160,096)	(136,020)	Minority interests	8,591	7,141
Marketable securities	40,039	53,513
Deferred income taxes	11,269	—	Commitments and contingent liabilities	—	—
Deferred loan costs	4,358	5,481
Other long-term assets	30,981	26,975	Shareholders’ equity
Other intangibles, net	64,948	108,792	Common shares, $0.001 par value:
Goodwill	14,196	308,000	authorized 50 million; issued and
Assets of discontinued operations	—	2,348	outstanding 29.4 and 29.2 million shares	29	29
	$874,844	$1,328,911	Additional paid-in capital	164,043	154,405
			Deferred compensation common shares
			obligation	1,427	1,200
			Deferred compensation common shares	(1,427)	(1,200)
			Retained earnings	94,482	418,927
			Accumulated other comprehensive (loss), net	(4,812)	(732)
			Shareholders’ equity	253,742	572,629
				$874,844	$1,328,911

Building Materials Holding Corporation
Consolidated Statements of Cash Flows
(thousands)
(unaudited)

	Year Ended December 31
Operating Activities	2007	2006
Net (loss) income	$(312,713)	$102,074
Items in net (loss) income not using (providing) cash:
Minority interests, net	853	9,493
Depreciation and amortization	48,781	45,284
Deferred loan cost amortization	1,123	1,359
Impairment of assets	337,074	2,237
Share-based compensation	8,944	8,917
Gain on sale of discontinued operations	(20,029)	—
(Gain) loss on sale of assets, net	(8,789)	207
Realized gain on interest rate swap contracts	—	(1,459)
Realized (gain) loss on marketable securities	(408)	206
Deferred income taxes	(19,452)	(1,125)
Accrued loss for acquisition purchase obligation	5,500	—
Tax benefit for share options	—	—
Changes in assets and liabilities, net of effects of acquisitions and divestitures of business units:
Receivables, net	68,385	128,381
Inventory	24,599	43,873
Unbilled receivables	3,610	22,702
Prepaid expenses and other current assets	(7,758)	(3,915)
Accounts payable	(22,621)	(43,483)
Accrued compensation	(16,536)	(18,823)
Insurance deductible reserves	3,557	3,059
Other accrued liabilities	(13,033)	1,483
Billings in excess of costs and estimated earnings	(3,843)	(29,734)
Other long-term assets and liabilities	(12,560)	1,588
Other, net	2,595	1,094
Cash flows provided by operating activities	67,279	273,418

Investing Activities
Purchases of property and equipment	(32,995)	(52,873)
Acquisitions and investments in businesses, net of cash acquired	(80,961)	(201,754)
Proceeds from dispositions of property and equipment	16,905	2,944
Proceeds from sale of discontinued operations	27,176	—
Purchase of marketable securities	(35,239)	(54,700)
Proceeds from sales of marketable securities	52,650	29,270
Other, net	(628)	(3,150)
Cash flows used by investing activities	(53,092)	(280,263)

Financing Activities
Net (payments) borrowings under revolver	—	(77,500)
Borrowings under term note	—	350,000
Principal payments on term notes	(3,500)	(197,750)
Net payments on other notes	(4,505)	(6,109)
(Decrease) increase in book overdrafts	(7,609)	(2,902)
Proceeds from share options exercised	203	1,292
Tax benefit for share options	259	1,457
Dividends paid	(11,709)	(10,853)
Deferred financing costs	—	(3,224)
Distributions to minority interests	(1,223)	(5,731)
Other, net	212	2,359
Cash flows (used) provided by financing activities	(27,872)	51,039

(Decrease) Increase in Cash and Cash Equivalents	(13,685)	44,194

Cash and cash equivalents, beginning of year	74,272	30,078
Cash and cash equivalents, end of year	$60,587	$74,272

Supplemental Disclosure of Cash Flow Information
Accrued but unpaid dividends	$2,938	$2,915
Cash paid for interest	$32,827	$28,185
Cash paid for income taxes	$7,233	$69,568